Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                    Exhibit 10.7

                  AMENDMENT NO. 2 TO RESEARCH, COLLABORATION
                       AND LICENSE/DEVELOPMENT AGREEMENT
                           BETWEEN TULARIK INC. AND
                        TAISHO PHARMACEUTICAL CO., LTD.

     THIS AMENDMENT NO. 2 (this "Amendment") to the Research, Collaboration and License/Development Agreement dated as of March 20, 1996 (the "Collaboration Agreement") by and between Tularik Inc., a Delaware corporation with its principal office at Two Corporate Drive, South San Francisco, California 94080 (herein, together with its successors and assigns, "Tularik"), and Taisho Pharmaceutical Co., Ltd., a Japanese corporation with its principal office at 24-1, Takata 3-chome, Toshima-ku, Tokyo 171-8633, Japan (herein, "Taisho"), is entered into as of January 1, 1999;

                             W I T N E S S E T H:

     WHEREAS, the parties previously entered into the Collaboration Agreement which, inter alia, (i) established a cooperative research and development
       ----- ----
relationship in order to discover, develop and market novel products whose action is based upon the regulation of Signal Transducers and Activators of Transcription ("STATs") involved in [ * ] functions; and (ii) set forth the terms of licenses to products that resulted from such cooperative research and development relationship;

     WHEREAS, Tularik and Taisho desire to add and include their cooperative research relationship to develop and market novel therapeutic products whose action is based upon the regulation of STATs involved in [ * ] function, as well;

     WHEREAS, in order to accomplish the foregoing, the parties have agreed to amend the Collaboration Agreement in part;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Taisho agree as follows:

     1. Section 1.3 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

"Compound" shall mean (i) a substance which is identified by Tularik or Taisho during the term of the Research Program as either inhibiting or promoting the activity of STATs activated by [ * ]; and (ii) any such substance identified by Tularik within [ * ] after the end of the Research Program if the Research Program shall continue for a full six (6) years.

     2. Section 2.1 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

The parties agree to conduct a collaborative Research Program for identification and development of Compounds intended for use as Drug Candidates, to be conducted by both parties under the direction of the Research Committee. The Research Program shall consist primarily of [ * ] to identify specific Compounds with promising activity for regulation of STAT proteins activated by [ * ] using Tularik Assays and other technology available to the parties and (ii) each party endeavoring to work together to fulfill their respective obligations under
Section 2.4 below to develop Compounds through application of medicinal chemistry and preclinical testing for commercialization of Products. For any given year of the Research Program, the Research Program will be conducted in accordance with an annual research plan to be approved by the parties no later than [ * ] prior to the start of such year, upon recommendation of the Research Committee pursuant to Section 2.2(c)(1). The initial Annual Research Plan, for the year commencing on the Effective Date and ending on the day before the first anniversary of the Effective Date, is attached hereto as Exhibit C. Each Annual Research Plan may be revised by mutual consent of the parties from time to time.

     3. Section 2.5 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Program Funding. To support Tularik's activities in the Research Program, Taisho has paid Tularik [ * ] and agrees to pay Tularik, [ * ].

     4. Section 2.6 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Termination of Research Program. Upon not later than [ * ] prior notice Taisho may terminate the Research Program at the end of the fifth (5th) year of the Research Program if it shall be dissatisfied, in its sole judgment, with the progress or results of the Research Program. The Research Committee may terminate the Research Program any time if it determines the Research Program is no longer scientifically useful. In case of such an early termination by Taisho or the Research Committee, Taisho shall be exempt from any payment(s) that would have become due and payable after such early termination date.

     5. Section 2.8 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

During the conduct of the Research Program, Taisho and Tularik agree that they shall collaborate on an exclusive basis hereunder with respect to the identification, using the Tularik Assays, of Compounds for use in the Field in the Taisho Territory. This Section 2.8 shall not restrict either party's rights to [ * ].

     6. Section 3.9 of the Collaboration Agreement is hereby amended to read in its entirety as follows:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

            (a) Taisho shall pay Tularik within [ * ] after the occurrence of the following events:

            [ * ] Up to an aggregate of $4 million.

            (b) Taisho shall pay Tularik within [ * ] after the occurrence of the following events:

            [ * ] Up to an aggregate of $4 million.

     7. Exhibit B to the Collaboration Agreement is hereby amended to read in its entirety as follows:

            [ * ]

            [ * ]

            [ * ]

            [ * ]

            [ * ]

     8. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Collaboration Agreement.

     9. Except as expressly modified by this Amendment, all of the terms and conditions of the Collaboration Agreement and Amendment No. 1 to the Collaboration Agreement shall remain in full force and effect.

     10. This Amendment may be executed in two counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of the day and year first above written.

TULARIK INC.

By: /s/ David V. Goeddel
   ------------------------------------
Name:  David V. Goeddel
Title: Chief Executive Officer


TAISHO PHARMACEUTICAL CO., LTD.

By: /s/ Kunihiro Kitamura
   ------------------------------------
Name:  Kunihiro Kitamura, Ph.D.
Title: General Manager
       Research Strategy and Planning Section
       Medicinal Research Group


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  AMENDMENT NO. 1 TO RESEARCH, COLLABORATION
                  ------------------------------------------
                       AND LICENSE/DEVELOPMENT AGREEMENT
                       ---------------------------------
                           BETWEEN TULARIK INC. AND
                           ------------------------
                        TAISHO PHARMACEUTICAL CO., LTD.
                        -------------------------------

     THIS AMENDMENT NO. 1 (this "Amendment") to the Research, Collaboration and License/Development Agreement dated as of March 20, 1996 (the "Collaboration Agreement") by and between Tularik Inc., a Delaware corporation with its principal office at Two Corporate Drive, South San Francisco, California 94080 (herein, together with its successors and assigns, "Tularik"), and Taisho Pharmaceutical Co., Ltd., a Japanese corporation with its principal office at 24-1, Takata 3-chome, Toshima-ku, Tokyo 171-0033, Japan (herein, "Taisho"), is entered into as of January 1, 1998;

                             W I T N E S S E T H:

WHEREAS, the parties previously entered into the Collaboration Agreement which, inter alia, (i) established a cooperative research and development relationship
----- ----
in order to discover, develop and market novel products whose action is based upon the regulation of Signal Transducers and Activators of Transcription ("STATs") involved in [ * ]; and (ii) set forth the terms of licenses to products that resulted from such cooperative research and development relationship;

          WHEREAS, Tularik and Taisho desire to continue their cooperative research relationship to develop and market novel therapeutic products based on compounds identified during such research as having immune regulatory properties;

WHEREAS, in order to accomplish the foregoing, the parties have agreed to amend the Collaboration Agreement in part;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Taisho agree as follows:

     1. Section 1.3 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

"Compound" shall mean (i) a substance which is identified by Tularik or Taisho during the term of the Research Program as either inhibiting or promoting the activity of STATs activated by [ * ] and (ii) any such substance identified by Tularik within [ * ] after the end of the Research Program [ * ]

     2. Section 1.11 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

"Program Know-How" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results, information, and any physical, chemical or biological material, including cell lines, any replication or any part of such material, all


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of which is in any way derived from or developed pursuant to activities during the course of the Research Program. Program Know-How shall not include any know-how, trade secrets, invention, data, information or material first developed, reduced to practice or discovered, each after any termination of the Research Program prior to the completion of the full six (6) year term.

     3. Section 1.14 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

"Research Program" shall mean the collaborative program of six (6) years, which consists of six one (1)-year periods, of research relating to the discovery and development of one or more Compounds, as such program is defined on Exhibit A and as the same may be further defined, revised and implemented, from time to time, by the parties on the recommendation of the Research Committee, and as further described in Article 2.

     4. Section 2.5 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Program Funding. To support Tularik's activities in the Research Program, Taisho has paid Tularik [ * ] and agrees to pay Tularik, [ * ].

     5. Section 2.6 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Termination of Research Program. Upon not later than [ * ] prior notice Taisho may terminate the Research Program at the end of the fourth (4/th/) or the fifth (5/th/) year of the Research Program if it shall be dissatisfied, in its sole judgment, with the progress or results of the Research Program. The Research Committee may terminate the Research Program any time if it determines the Research Program is no longer scientifically useful. In case of such an early termination by Taisho or the Research Committee, Taisho shall be exempt from any payment(s) that would have become due and payable after such early termination date.

     6. Section 7.1 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Term. This Agreement shall expire on the later of (i) the expiration date of the last to expire patent licensed from Taisho to Tularik pursuant to Section 3.3(a) and (ii) the expiration date of the last to expire royalty obligation contained herein. Notwithstanding the foregoing, if the Research Program is terminated prior to the completion of its full six (6) year term, this Agreement shall terminate upon the date on which the Research Program is terminated.

     7. Section 7.2 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Extensions. The parties may extend the term of this Agreement or of the Research Program on the written agreement of the parties. If the Research Program expires after the full six (6) year term thereof, Taisho and Tularik shall mutually determine whether this Agreement should survive or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

terminate following such expiration based upon an evaluation of the promise of Compounds identified during such term.

     8. Section 12.3 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

     In the case of Tularik:            Tularik Inc.
                                        Two Corporate Drive
                                        S. San Francisco, CA 94080
                                        Fax: (650) 829-4303
                                        Attention: Chief Executive Officer

     In the case of Taisho:
                                        Taisho Pharmaceutical Co., Ltd.,
                                        24-1, Takata 3-chome
                                        Toshimaku, Tokyo, 171-0033 Japan
                                        Attention: Executive Vice President

     9. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Collaboration Agreement.

     10. Except as expressly modified by this Amendment, all of the terms and conditions of the Collaboration Agreement shall remain in full force and effect.

     11. This Amendment may be executed in two counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of the day and year first above written.

TULARIK INC.

By: /s/ David V. Goeddel
   -----------------------------------------
Name:   David V. Goeddel
Title:  Chief Executive Officer


TAISHO PHARMACEUTICAL CO., LTD.

By:   /s/ Kunihiro Kitamura
   -----------------------------------------
Name:   Kunihiro Kitamura
Title:  General Manager, Research Strategy and Planning Section,
        Medicinal Research Group


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                            RESEARCH, COLLABORATION

                                      AND

                              LICENSE/DEVELOPMENT

                                   AGREEMENT

                                    BETWEEN

                                 TULARIK INC.

                                      AND

                        TAISHO PHARMACEUTICAL CO., LTD.


                            RESEARCH, COLLABORATION

                                      AND

                         LICENSE/DEVELOPMENT AGREEMENT



[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS

                                                                                  Page
Article 1. Definitions............................................................   1
      1.1   "Agreement"...........................................................   1
      1.2   "Annual Research Plan"................................................   1
      1.3   "Compound"............................................................   1
      1.4   "Confidential Information"............................................   2
      1.5   "Drug Candidate"......................................................   2
      1.6   "Field"...............................................................   2
      1.7   "MHW".................................................................   2
      1.8   "NDA".................................................................   2
      1.9   "Net Sales"...........................................................   2
      1.10  "Product".............................................................   2
      1.11  "Program Know-How"....................................................   2
      1.12  "Program Patents".....................................................   3
      1.13  "Research Committee"..................................................   3
      1.14  "Research Program"....................................................   3
      1.15  "Taisho Compound Library".............................................   3
      1.16  "Taisho Know-How".....................................................   3
      1.17  "Taisho Licensed Technology"..........................................   3
      1.18  "Taisho Patents"......................................................   3
      1.19  "Taisho Territory"....................................................   4
      1.20  "Tularik Assays"......................................................   4
      1.21  "Tularik Compound Library"............................................   4
      1.22  "Tularik Know-How"....................................................   4
      1.23  "Tularik Licensed Technology".........................................   4
      1.24  "Tularik Patents".....................................................   4
      1.25  "Tularik Territory"...................................................   5

Article 2. Research Program.......................................................   5
      2.1   Objectives; Annual Research Plan......................................   5
      2.2   Research Committee....................................................   6
      2.3   Use of Taisho Compound Library........................................   6
      2.4   Research Diligence....................................................   7
      2.5   Program Funding.......................................................   7
      2.6   Termination of Research Program.......................................   7
      2.7   Right to Conduct Research.............................................   7
      2.8   Exclusive Research Collaboration......................................   7

Article 3. Development; Intellectual Property Rights; Payment Obligations.........   7
      3.1   Development...........................................................   7
      3.2   License to Taisho of Tularik Licensed Technology......................   8
      3.3   License to Tularik of Taisho Licensed Technology......................   8
      3.4   Sublicenses...........................................................   8

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      i.

                               TABLE OF CONTENTS

                                                                                  Page
      3.5   Use Limitation of Compound Libraries..................................   8
      3.6   Nonuse of the Other Party's Technology Outside of the Field...........   9
      3.7   Use of a Party's Own Substances.......................................   9
      3.8   Development and Commercialization Diligence...........................   9
      3.9   Benchmark Payments....................................................  10
      3.10  Royalties.............................................................  10
      3.11  Payment; Reports......................................................  11
      3.12  Exchange Rate; Manner and Place of Payment............................  11
      3.13  Records and Audit.....................................................  11
      3.14  Withholding of Taxes..................................................  12
      3.15  Reciprocal Arrangements with Third Parties............................  12
      3.16  Exclusive Development and Commercialization Collaboration.............  13

Article 4. Publication............................................................  13

Article 5. Confidentiality........................................................  13
      5.1   Confidential Information; Exceptions..................................  13
      5.2   Financial Terms.......................................................  14

Article 6. Patents And Patent Applications........................................  14
      6.1   Ownership.............................................................  14
      6.2   Patents...............................................................  15
      6.3   Assignments...........................................................  16
      6.4   No Representation.....................................................  16
      6.5   Infringement of Patents by Third Parties..............................  16
      6.6   Infringement of Third Party Rights....................................  18

Article 7. Term And Termination Of Agreement......................................  19
      7.1   Term..................................................................  19
      7.2   Extensions............................................................  19
      7.3   Termination for Material Breach.......................................  19
      7.4   Insolvency or Bankruptcy..............................................  19
      7.5   Accrued Rights, Surviving Obligations.................................  19

Article 8. Indemnity..............................................................  20
      8.1   Product Liability Indemnity by Taisho.................................  20
      8.2   Product Liability Indemnity by Tularik................................  20

Article 9. Representations And Warranties.........................................  20
      9.1   Taisho Representations, Warranties and Indemnities....................  20
      9.2   Tularik Representations, Warranties and Indemnities...................  21

Article 10. Import And Export Controls............................................  22

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      ii.

                               TABLE OF CONTENTS

                                                                                  Page
     10.1   United States Laws....................................................  22
     10.2   Non-United States Laws................................................  23

Article 11. Limitations Of Liability..............................................  23

Article 12. Miscellaneous Provisions..............................................  23
     12.1   Waiver................................................................  23
     12.2   Assignment............................................................  23
     12.3   Notices...............................................................  23
     12.4   Headings..............................................................  24
     12.5   Amendment.............................................................  24
     12.6   Construction of Agreement and Choice of Law, Jurisdiction and Venue...  24
     12.7   Force Majeure.........................................................  24
     12.8   Independent Contractors...............................................  25
     12.9   Severability..........................................................  25
     12.10  Cumulative Rights.....................................................  25
     12.11  Entire Agreement......................................................  25

Exhibit A   Research Program
Exhibit B   Tularik Assays
Exhibit C   Initial Annual Research Plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                     iii.

                            RESEARCH, COLLABORATION
                                      AND
                         LICENSE/DEVELOPMENT AGREEMENT



This Agreement is entered into as of the 20th day of March 1996, ("Effective Date") by and between Tularik Inc., a California corporation having its principal place of business at 270 East Grand Avenue, South San Francisco, California 94080, U.S.A. ("Tularik"), and Taisho Pharmaceutical Co., Ltd., a Japanese corporation, having its head office at 24-1, Takata 3-chome, Toshima-ku, Tokyo 171, Japan ("Taisho").

                                   Recitals

Whereas, Tularik is engaged in the research and development of therapeutic pharmaceutical products based upon the regulation of transcription factors;

Whereas, Taisho is also engaged in the research and development of therapeutic pharmaceutical products; and

Whereas, Tularik and Taisho desire to establish a cooperative research and development relationship in order to discover, develop and market novel products whose action is based upon the regulation of Signal Transducers and Activators of Transcription ("STATs") involved in [ * ];

Now, Therefore, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

                                  Article 1.

                                  Definitions

As used herein, the following terms shall have the following meaning and the singular shall include the plural and vice versa:

     1.1 "Agreement" shall mean this Research, Collaboration and License/Development Agreement.

     1.2 "Annual Research Plan" shall mean the annual plan for conduct of the Research Program to be approved by the parties pursuant to Section 2.1 hereunder.

     1.3 "Compound" shall mean (i) a substance which is identified by Tularik or Taisho during the term of the Research Program as either inhibiting or promoting the activity of STATs activated by [ * ] and (ii) any such substance identified by Tularik within [ * ] after the end of the Research Program [ * ]

     1.4 "Confidential Information" shall mean, subject to the limitations set forth in Article 5 hereof, all information disclosed to one party by the other party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.5 "Drug Candidate" shall mean a small molecule (i.e., passes through cell membranes) which passes animal toxicology studies to be defined by the Research Committee and is either (i) a Compound or (ii) a chemical entity conceptually or physically derived from a Compound during or following the term of the Research Program, whether in the course of medicinal chemistry or otherwise.

     1.6   "Field" shall mean [ * ].

     1.7 "MHW" shall mean the Japanese Ministry of Health and Welfare or such other agency or instrumentality of Japan to which the responsibilities and authority of the MHW are given or delegated from time to time.

     1.8 "NDA" shall mean a New Drug Application or the equivalent in Japan for a Product, including all supplements, documents, data and other information necessary to be included for MHW approval to market such Product, as more closely defined in the rules and regulations of the MHW.

     1.9 "Net Sales" shall mean, with respect to a Product, and on a country-by-country basis, the gross invoice price of all quantities of such Product sold by Taisho, its Affiliates or sublicensees to an independent third party after deducting, if not already deducted in the amount invoiced (a) trade, quantity and cash discounts actually taken, (b) returns, rebates and allowances,
(c) duties, sales and excise taxes and (d) transportation and insurance charges. With respect to sales of combination products, which shall consist of Products combined with one or more additional active ingredients, the parties will agree on a method of allocation in the event the situation arises. Sales among Taisho and its Affiliates or sublicensees shall not be deemed Net Sales; provided, however, that any sales by Taisho, its Affiliates or sublicensees to independent third parties shall be deemed Net Sales.

     1.10 "Product" shall mean a Drug Candidate, when used as an active ingredient in a pharmaceutical product for use in the Field, including all indications, formulations, line extension or modes of administration thereof.

     1.11 "Program Know-How" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results, information, and any physical, chemical or biological material, including cell lines, any replication or any part of such material, all of which is in any way derived from or developed pursuant to activities during the course of the Research Program. Program Know-How shall not include any know-how, trade secrets, invention, data, information or material first developed, reduced to practice or discovered, each after any termination of the Research Program prior to the completion of the full five (5) year term.

     1.12 "Program Patents" shall mean all patents, both foreign and domestic, including without limitation, all applications, provisionals, substitutions, extensions, reissues, renewals, inventors certificates, divisionals, continuations and continuations-in-part covering Program Know-How. In each case, such patents and applications shall include only those that have not been held invalid, unenforceable or unpatentable by a final decision, un-appealed to a court or other appropriate body of competent jurisdiction.

     1.13 "Research Committee" shall mean that committee to be formed pursuant to Section 2.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.14 "Research Program" shall mean the collaborative program of five (5) years, which consists of five one (1)-year periods, of research relating to the discovery and development of one or more Compounds, as such program is defined on Exhibit A and as the same may be further defined, revised and implemented, from time to time, by the parties on the recommendation of the Research Committee, and as further described in Article 2.

     1.15 "Taisho Compound Library" shall mean that collection of natural extracts, natural compounds and synthetic compounds which Taisho owns or has the right to license or sublicense as of the Effective Date or from time to time during the Research Program which Taisho in its sole discretion actually provides to Tularik.

     1.16 "Taisho Know-How" shall mean, to the extent Taisho is free to grant rights therein and it is necessary and useful for the conduct of the Research Program or the development, manufacture or sale of Product, all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results, information, and any physical, chemical or biological material, including cell lines, any replication or any part of such material, which Taisho owns, controls or has a license to (with right to sublicense) on the Effective Date and which Taisho determines in its sole discretion actually to disclose or provide to Tularik hereunder; provided, however, that in the event that [ * ].

     1.17 "Taisho Licensed Technology" shall mean Taisho's rights in and to (i) any Taisho Know-How disclosed to Tularik under this Agreement, (ii) the Program Patents owned by Taisho or jointly by Taisho and Tularik, (iii) the Taisho Patents and (iv) the Program Know-How owned by Taisho or jointly by Taisho and Tularik.

     1.18 "Taisho Patents" shall mean, to the extent Taisho is free to grant rights therein and it is necessary and useful for the conduct of the Research Program or the development, manufacture or sale of Product, all patents, both foreign and domestic, including without limitation, all substitutions, extensions, reissues, renewals and inventors certificates,

            (a)  issued as of the Effective Date and

            (b) issuing from applications (including provisionals, divisionals, continuations and continuations-in-part) arising out of the above patents or otherwise in existence as of the Effective Date, which applications relate to the Research Program or Product and which Taisho owns, controls or has a license to (with right to sublicense) on the Effective Date. In each case, such patents and applications shall include only those that have not been held invalid, unenforceable or unpatentable by a final decision, un-appealed to a court or other appropriate body of competent jurisdiction.

     1.19  "Taisho Territory" shall mean Japan, [ * ].

     1.20 "Tularik Assays" shall mean those assays designed to discover Compounds, which, as of the Effective Date and from time to time during the period of the Research Program,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

Tularik owns or to which it has rights (with a right to sublicense), as set forth and periodically updated on Exhibit B hereto.

     1.21 "Tularik Compound Library" shall mean that collection of natural extracts, natural compounds and synthetic compounds which Tularik owns or has the right to license or sublicense as of the Effective Date or from time to time during the period of the Research Program.

     1.22 "Tularik Know-How" shall mean, to the extent Tularik is free to grant rights therein and it is necessary and useful for the conduct of the Research Program or the development, manufacture or sale of Product, all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results, information, and any physical, chemical or biological material, including cell lines, any replication or any part of such material, which relate to the Research Program or a Product and which Tularik owns, controls or has a license to (with right to sublicense) on the Effective Date; provided, however, that in the event that [ * ].

     1.23  "Tularik Licensed Technology" shall mean Tularik's rights in and to
(i) any Tularik Know-How and Tularik Assays disclosed to Taisho under this Agreement, (ii) the Program Patents owned by Tularik or jointly by Tularik and Taisho, (iii) the Tularik Patents and (iv) the Program Know-How owned by Tularik or jointly by Tularik and Taisho.

     1.24 "Tularik Patents" shall mean, to the extent Tularik is free to grant rights therein and it is necessary and useful for the conduct of the Research Program or the development, manufacture or sale of Product, all patents, both foreign and domestic, including without limitation, all substitutions, extensions, reissues, renewals and inventors certificates,

            (a)  issued as of the Effective Date and

            (b) issuing from applications (including provisionals, divisionals, continuations and continuations-in-part) arising out of the above patents or otherwise in existence as of the Effective Date, which applications relate to the Research Program or Product and which Tularik owns, controls or has a license to (with right to sublicense) on the Effective Date. In each case, such patents and applications shall include only those that have not been held invalid, unenforceable or unpatentable by a final decision, un-appealed to a court or other appropriate body of competent jurisdiction.

     1.25 "Tularik Territory" shall mean the entire world except the Taisho Territory.

                                  Article 2.

                               Research Program

           2.1 Objectives; Annual Research Plan. The parties agree to conduct a collaborative Research Program for identification and development of Compounds intended for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

use as Drug Candidates, to be conducted by both parties under the direction of the Research Committee. The Research Program shall consist primarily of [ * ] to identify specific Compounds with promising activity for regulation of STAT proteins activated by [ * ], using Tularik Assays and other technology available to the parties and (ii) each party endeavoring to work together to fulfill their respective obligations under Section 2.4 below to develop Compounds through application of medicinal chemistry and preclinical testing for commercialization of Products. For any given year of the Research Program, the Research Program will be conducted in accordance with an annual research plan to be approved by the parties no later than [ * ] prior to the start of such year, upon recommendation of the Research Committee pursuant to Section 2.2(c)(1). The initial Annual Research Plan, for the year commencing on the Effective Date and ending on the day before the first anniversary of the Effective Date, is attached hereto as Exhibit C. Each Annual Research Plan may be revised by mutual consent of the parties from time to time.

     2.2  Research Committee.

          (a) Formation of Research Committee. The Research Committee will consist of an equal number of members from each of Taisho and Tularik, including any substitutions as may be needed from time to time, the chairperson of which will be one of the Tularik members. The parties shall notify each other in writing of the individuals who will act on such party's behalf as members of the Research Committee and of any changes in the membership thereof. All decisions of the Research Committee shall be unanimous.

          (b) Meetings of Research Committee. Meetings of the Research Committee shall be held [ * ] and at such times as shall be mutually agreed upon by the parties. Additional persons from each party may attend meetings of the Research Committee without voting rights as the case may be. Minutes of the meeting shall be confirmed by both parties at each meeting.

          (c) Responsibilities of Research Committee. The Research Committee shall make recommendations to the parties with respect to: (1) establishing each Annual Research Plan, based upon the research results for the preceding year and designed to accomplish the goals of the Research Program, (2) defining the yearly research objectives, (3) allocating tasks and coordinating activities required to carry out the Research Program, (4) periodically revising the Research Program, (5) monitoring progress of the Research Program and the parties' due diligence in carrying out their responsibilities under the Research Program, (6) developing the criterion and selecting Compounds to be advanced to Drug Candidate, (7) selecting Drug Candidates and monitoring the progress of Drug Candidate development and (8) determining the strategy for filing, prosecution and obtaining Program Patents.

          (d) Annual Report. Each party shall submit a brief, written annual report on its activities under the Research Program to the other within [ * ] after each anniversary of the Effective Date during the Research Program.

     2.3 Use of Taisho Compound Library. Tularik shall have the limited right to use the Taisho Compound Library only (i) for the Research Program in accordance with Section 2.7 of this Agreement, (ii) in accordance with Section 3.3(a) and [ * ]. In the event Tularik shall desire to use any of the Taisho Compound Library for any other purposes, [ * ]. The rights granted in

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

the first sentence of this Section 2.3 shall not survive expiration or termination of this Agreement. Taisho shall have no obligation to [ * ].

     2.4 Research Diligence. Each party shall initiate its performance of the Research Program promptly and shall continue with at least the same care and diligence with which it conducts its internal research.

     2.5 Program Funding. To support Tularik's activities in the Research Program, Taisho has paid Tularik [ * ] U.S. Dollars on [ * ], and agrees to pay Tularik, on [ * ], an [ * ].

     2.6 Termination of Research Program. Upon not later than one hundred twenty (120) days prior notice Taisho may terminate the Research Program at the end of the third (3rd) or the fourth (4th) year of the Research Program if it shall be dissatisfied, in its sole judgement, with the progress or results of the Research Program. The Research Committee may terminate the Research Program any time if it determines the Research Program is no longer scientifically useful. In case of such an early termination by Taisho or the Research Committee, Taisho shall be exempt from any payment(s) which would have become due and payable after such early termination date.

     2.7 Right to Conduct Research. Each party shall have the non-exclusive worldwide right under the other party's Licensed Technology to carry out its obligations under the Research Program.

     2.8 Exclusive Research Collaboration. During the conduct of the Research Program, Taisho and Tularik agree that they shall collaborate on an exclusive basis hereunder with respect to the identification, using the Tularik Assays, of Compounds for use in the Field in the Taisho Territory. This Section 2.8 shall not restrict either party's rights to [ * ].

                                  Article 3.

     Development; Intellectual Property Rights; Payment Obligations

     3.1 Development. After the Research Program, to minimize the expense and delays of the development by each party, the parties may collaborate in the development of a Compound under the terms and conditions of an appropriate co-development agreement to be agreed upon by the parties separately. Such co-development agreement may incorporate the sharing methods for work, cost and the results of the development activities.

     3.2  License to Taisho of Tularik Licensed Technology.

     Tularik hereby grants Taisho:

          (a) an exclusive license to make, have made, use, offer to sell, sell and import Product in the Taisho Territory under the Tularik Licensed Technology; and

          (b) a nonexclusive, royalty-free, worldwide license under Tularik's rights in and to the Program Know-How and Program Patents for any purpose outside the Field.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

Except in the event Tularik terminates this Agreement pursuant to Section 7.3 or 7.4, the rights granted under Section 3.2(b) shall survive expiration or termination of this Agreement. The license granted above in Section 3.2(a) shall survive after royalties have been paid for the full term described in Section 3.10(c).

     3.3  License to Tularik of Taisho Licensed Technology.

     Taisho hereby grants Tularik:

          (a) an exclusive license to make, have made, use, offer to sell, sell and import Products in the Tularik Territory under the Taisho Licensed Technology; and

          (b) a nonexclusive, royalty-free worldwide license under Taisho's rights in and to the Program Know-How and Program Patents for any purpose outside the Field.

Upon expiration or termination of this Agreement, other than termination by Taisho pursuant to Sections 7.3 or 7.4, (i) the rights granted under Section 3.3(b) shall survive, and (ii) Taisho shall, and it hereby does, grant Tularik an exclusive license to make, have made, use, offer to sell, sell and import Products worldwide under Taisho's rights in and to the Program Patents and the Program Know-How. Notwithstanding the foregoing, if this Agreement expires after royalties have been paid for the full term described in Section 3.10(c), the license granted in clause (ii) of the previous sentence shall [ * ].

     3.4 Sublicenses. Each party shall have the right to grant sublicenses under the licenses set forth in Section 3.2 or 3.3 above, as appropriate, provided that each such sublicense is subject to substantially the same terms and conditions as are set forth herein. Subject to Sections 7.3 and 7.4, the rights granted under this Section 3.4 shall survive expiration or termination of this Agreement.

     3.5 Use Limitation of Compound Libraries.. Each party agrees and acknowledges that use of the substances contained in the Taisho Compound Library or the Tularik Compound Library, as the case may be, is limited solely to those activities contemplated by the Research Program, unless otherwise provided for in this Agreement, and are for research use only and shall not be administered to humans in any manner or form, except in accordance with the terms of this Agreement, subject to appropriate governmental approval.

     3.6 Nonuse of the Other Party's Technology Outside of the Field. Taisho covenants and agrees that it will not use, directly or indirectly, the Tularik Patents, Tularik Know-How or Tularik's Confidential Information, for any purpose other than developing, making, having made, using or selling Products in the Taisho Territory under this Agreement. Tularik covenants and agrees that it will not use, directly or indirectly, the Taisho Patents, Taisho Know-How or Taisho's Confidential Information, for any purpose other than developing, making, having made, using or selling Products in the Tularik Territory under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

     3.7 Use of a Party's Own Substances. Notwithstanding anything to the contrary in Sections 3.5 or 3.6 above, during and following the term of this Agreement, each party shall retain the right to use freely the substances contained in its own Compound Libraries which are not classified as Compounds.

     3.8  Development and Commercialization Diligence.

          (a) Taisho shall devote the same degree of attention and diligence to the development and marketing of Products in Japan that it devotes to other compounds and products of its own development. If Taisho fails to use such diligence, Tularik may notify Taisho of such failure and the parties shall meet to discuss such matter. Tularik may request that Taisho propose a detailed plan, with a timeline, for remedying such failure and carrying out further development and marketing with the degree of diligence described above. If requested, such plan shall be submitted to Tularik within [ * ] of the date of Tularik's request. If Tularik determines that such plan provides for the degree of diligence described above, it shall approve the plan. Tularik's approval shall not be unreasonably withheld or delayed. If the plan does not provide for the degree of diligence described above, or if the plan is approved by Tularik but Taisho later fails to carry out development or marketing as provided in the approved plan, then Tularik may terminate this Agreement pursuant to Section
7.3. The requirements for diligent development and commercialization set forth in this Section 3.8 shall in no way be interpreted to modify either party's respective obligations under the Research Program.

          (b) Taisho hereby agrees to keep Tularik informed on a reasonable basis of the development of each Compound, including but not limited to periodic written updates on the progress of each filing with MHW or other appropriate regulatory authorities in Japan.

          (c) Notwithstanding the foregoing, any failure by Taisho to fulfill the development, commercialization and information obligations set forth in this
Section 3.8 with respect to any Compound shall not be deemed a material breach of this Agreement, to the extent that [ * ].

     3.9  Benchmark Payments.

          (a) Taisho shall pay Tularik within [ * ] after the occurrence of the following events:

     [*]  up to an aggregate of $3 million.

          (b) Taisho shall pay Tularik within [ * ] after the occurrence of the following events:

     [*]  up to an aggregate of $3 million.

     3.10 Royalties.

          (a) Taisho Royalty Payments to Tularik. Taisho shall pay Tularik a royalty based on Net Sales equal to [ * ] percent [ * ] of such Net Sales [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

           (b) Third-Party Royalty Credit. In the event that Taisho is required to make payments (including, without limitation, royalties, option fees or license fees, and any such fees paid by Taisho pursuant to Section 1.22 above) to one or more third parties to obtain licenses or similar rights to patent-protected technology necessary to make, use or sell a Product, by reason of Taisho's use of Tularik Licensed Technology in such manufacture, use or sale, Taisho may deduct [ * ] percent [ * ] of such payments actually made from royalties payable to Tularik under this Section with respect to such Product; provided, however, that in no event shall the royalties due to Tularik be reduced by more than [ * ] percent [ * ] of the amount of royalties otherwise owed in any given [ * ] period. Unused royalty credits may be carried over from one royalty period to the next, subject to the latter [ * ] percent [ * ] limitation set forth above.

           (c) Royalty Term. Royalties shall be payable for each country in the Taisho Territory until the expiration of the last to expire Program Patent or Tularik Patent in such country covering the manufacture, use or sale of the Drug Candidate contained in the Product or, in the case of Products containing only unpatented technology, seven (7) years from first commercial sale of such Product. The royalty term shall be adjusted in the event a Product is launched in any country of the Taisho Territory without such patent protection in such country, if such patent protection is later obtained. In such event, the above royalty obligation shall expire not upon expiration of the last such patent, but instead on an earlier date that precedes the expiration date of such patent by the length of time between launch and the date patent protection was obtained.

     3.11 Payment; Reports. All amounts payable to Tularik under this Agreement shall be paid in U.S. Dollars within [ * ] after the end of each June and December. Each payment of royalties shall be accompanied by a statement of the amount of Net Sales during such period, the amount of aggregate Net Sales to date as of the end of such period where necessary in determination of royalty rates, and the amount of royalties due on such sales. Tularik hereby agrees that [ * ].

     3.12 Exchange Rate; Manner and Place of Payment. Royalty payments and reports for the sale of Products shall be made for each [ * ] period ending on the last day of [ * ]. Exchange conversion for foreign currency into U.S. Dollars shall be made as necessary at the median of the rates of exchange for sales and purchases of U.S. Dollars on the last business day of the relevant royalty period, as established by [ * ]. Once selected, the designated bank may only be changed by the mutual written agreement of the parties. All payments owed under this Agreement shall be made by telegraphic transfer.

     3.13 Records and Audit. During the term of this Agreement and for a period of three (3) years thereafter, Taisho shall keep complete and accurate records pertaining to the sale or other disposition of the Products commercialized by it, in sufficient detail to permit Tularik to confirm the accuracy of all payments due hereunder. Tularik shall have the right to cause an independent, certified public accountant to whom Taisho has no reasonable objection to audit such records to confirm Taisho's Net Sales and royalty payments; provided, however, that such auditor shall not disclose Taisho's confidential information to Tularik, except to the extent such disclosure is necessary to verify the amount of royalties due under this Agreement. Such audits may be exercised once a fiscal year, within three (3) years after the royalty period to which such records relate, upon notice to Taisho and during normal business hours. Tularik shall bear the full cost of such audit unless such audit discloses a variance of more than [ * ] from the amount of the Net Sales

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

or royalties previously paid. In such case, Taisho shall bear the full cost of such audit. The independent, certified public accountant conducting such audit shall only report the results of its audit and shall not disclose to Tularik the facts relied upon in making such computation. The terms of this Section 3.13 shall survive any termination or expiration of this Agreement for a period of three (3) years.

     3.14 Withholding of Taxes. Any withholding of taxes levied by Japanese tax authorities on the payments required by Sections 3.9 and 3.10 above shall [ * ]. The parties shall discuss any other withholding taxes imposed on payments made hereunder in order to find a reasonable solution for minimizing and allocating the burden of any withholding taxes.

     3.15 Reciprocal Arrangements with Third Parties. In the event that Tularik enters into an arrangement with a third party outside the Taisho Territory to utilize the Tularik Assays for the identification of compounds for use within the Field, Tularik:

           (i)   shall [ * ];

           (ii)  shall [ * ];

           (iii) may [ * ]; and

           (iv)  will, [ * ].

           Tularik agrees that [ * ].

     3.16 Exclusive Development and Commercialization Collaboration. Tularik agrees not to grant to any third party during the term of this Agreement any rights under the Tularik Licensed Technology to make, have made, use, offer to sell, sell or import Products in the Taisho Territory, except as may be permitted under this Agreement (including but not limited to Section 3.8).

                                  Article 4.

                                  Publication

     Each party to this Agreement recognizes that the publication of papers, including oral presentations and abstracts, regarding the results of the Research Program as embodied in the Program Know-How and Program Patents, subject to reasonable controls to protect Confidential Information and Program Know-How, will be beneficial to both parties. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Research Program. Before any such paper is presented or submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least [ * ] prior to presenting the paper to a publisher. The receiving party shall review any such paper and promptly give its comments to the publishing party. The publishing party shall comply with the other party's request to delete references to such other party's Confidential Information and any Program

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

Know-How in any such paper and agrees to withhold publication of same an additional [ * ] in order to permit the parties to obtain patent protection, if the other party deems it necessary, in accordance with the terms of this Agreement.

Both parties expressly agree that any information which, express or implied, suggests the chemical structure of any Compound shall be published only after the first laid-open or publication of the corresponding patent or patent application.

                                  Article 5.

                                Confidentiality

     5.1 Confidential Information; Exceptions. During the term of this Agreement, and for a period of five (5) years after termination thereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose; in particular, Taisho shall not use the Tularik Know-How, and Tularik shall not use the Taisho Know-How, for the manufacture or sale of any products other than the Products, except as expressly authorized by this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement or to the extent required by law, regulation or government or judicial order. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Confidential Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

     Confidential Information shall not include any information which:

          (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

          (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

          (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;

          (d) is independently developed by the receiving party without any breach of this Agreement; or

          (e) is the subject of a written permission to disclose provided by the disclosing party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

     5.2 Financial Terms. The parties agree that the material financial terms of the Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms to bona fide potential sublicensees, if necessary. In connection with any such disclosure, each party agrees to use its best efforts to secure confidential treatment of such information. Tularik and Taisho shall have the further right to disclose the material financial terms of the Agreement to any potential acquiror, merger partner, or other bona fide potential financial partner, subject to a requirement of best efforts to secure confidential treatment of such information.

                                  Article 6.

                        Patents And Patent Applications

     6.1 Ownership. Tularik acknowledges and agrees that Taisho is and shall remain the sole owner (or licensee with right to sublicense) of the Taisho Patents, the Taisho Know-How and the materials and compounds in the Taisho Compound Library and that Tularik has no rights in or to any of them other than the license and rights specifically granted herein. Taisho acknowledges and agrees that Tularik is and shall remain the sole owner (or licensee with right to sublicense) of the Tularik Patents, the Tularik Know-How, the Tularik Assays and the materials and compounds in the Tularik Compound Library and that Taisho has no rights in or to any of them other than the rights specifically granted herein. Each party shall be the sole owner of any inventions or discoveries made, or materials, compounds or information created, solely by it in the course of the Research Program, and the other party shall have no rights in or to any such inventions, discoveries, materials, compounds or information other than those rights specifically granted to such other party herein. Inventions or discoveries made, and materials, compounds and information created, jointly by the parties in the course of the Research Program shall be jointly owned. Inventorship shall be determined in accordance with the U.S. inventorship principles.

     6.2  Patents.

          (a)  Patent Prosecution.

          (i) Tularik Patents and Taisho Patents shall be prosecuted and maintained by Tularik and Taisho, respectively, at such party's option and its own expense.

          (ii) Each party shall be responsible for filing, prosecuting and maintaining those Program Patents covering inventions or discoveries made solely by it throughout the world, shall consult with the other party as to the selection of countries in which to file applications for such Program Patents in the other's Territory and shall cooperate with the other as to the prosecution of Program Patents in its own Territory. Each party shall be responsible for bearing the cost of filing, prosecution and maintenance of Program Patents in its own Territory regardless of which party owns the Program Patent. In the event that any party decides not to proceed with prosecuting an application for such a Program Patent, or to pay any annuity for such a Program Patent as it becomes due, such party shall give the other [ * ] notice before any relevant deadline, and the other party shall have the right to pursue, at its own option and expense, prosecution of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

such patent application or maintenance of such patent. A party's decision not to prosecute or pay annuities for a Program Patent invented solely by such party shall not affect either party's rights under this Agreement, particularly those granted under Sections 3.2 and 3.3.

          (iii) The Research Committee shall determine a responsible party or parties for filing, prosecuting and maintaining patent applications for Program Patents which cover inventions or discoveries jointly made by the parties, provided that each party shall be responsible for bearing the cost of application, prosecution and maintenance of such patent application and/or patent in its own Territory. In the event that any party decides not to proceed with prosecuting a patent application filed under this Section 6.2(a)(iii) or to pay any annuity for a jointly owned Program Patent as it becomes due in its own Territory, such party shall give the other [ * ] notice before any relevant deadline, and the other party shall have the right to pursue, at its own option and expense, prosecution of such patent application or maintenance of such patent. A party's decision not to prosecute or pay annuities in its own Territory with respect to a jointly owned Program Patent shall not affect either party's rights under this Agreement, particularly those granted under Sections
3.2 and 3.3.

          (b) Perfection of Interest. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other's ownership interest in accordance with the intent of this Agreement including, without limitation, the execution of necessary and appropriate instruments of assignment.

          (c) Patent Marking. Each party shall mark, if necessary, all Products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

     6.3 Assignments. Each party which acquires by operation of law ownership or other interests in any portion of a Compound, Product or Program Know-How in a manner other than as intended and set forth in this Agreement shall, to the extent required by the intent or provisions of this Agreement, immediately assign to the other such right, title, and interest therein. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other's ownership interest in accordance with the intent of this Agreement including, without limitation, the execution of necessary and appropriate instruments of assignment.

     6.4 No Representation. Tularik and Taisho each specifically excludes any representation or warranty, express or implied, that Tularik or Taisho will successfully obtain any patent, including without limitation any Program Patent.

     6.5  Infringement of Patents by Third Parties.

          (a) Notice. Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Tularik Patents, the Taisho Patents, or the Program Patents which may adversely impact the rights of the parties hereunder, of which it becomes aware.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

          (b)   Separately Owned Patents.

          (i) Tularik shall have the right, but not the obligation, to bring at its expense an appropriate action against any person or entity directly or contributorily infringing a Tularik Patent or a Program Patent owned solely by Tularik in the Taisho Territory. In such event, Taisho hereby agrees to cooperate reasonably with Tularik in any such efforts. Any recovery obtained by Tularik as a result of such action, whether obtained by settlement or otherwise, shall be disbursed as follows: [ * ]. No settlement, compromise or other disposition of any such action which compromises Taisho's rights under this Agreement shall be entered into without Taisho's prior consent, which shall not be unreasonably withheld. In the event Tularik fails to institute an infringement suit or take other reasonable action in the Taisho Territory to protect such relevant Tularik Patent or Program Patent owned solely by Tularik, Taisho shall have the right, but not the obligation, within [ * ] of notification to Tularik of such alleged infringement, to institute such suit or take other appropriate action at its own expense in the name of Tularik or Taisho, or both. [ * ]. In such event, Tularik shall cooperate reasonably with Taisho. Any recovery obtained by Taisho as a result of such proceeding, by settlement or otherwise, shall be disbursed as follows: [ * ].

          (ii) Taisho shall have the right, but not the obligation, to bring at its expense an appropriate action against any person or entity directly or contributorily infringing a Taisho Patent or a Program Patent owned solely by Taisho in the Tularik Territory. In such event, Tularik hereby agrees to cooperate reasonably with Taisho in any such efforts. Any recovery obtained by Taisho as a result of such action, whether obtained by settlement or otherwise, shall be disbursed as follows: [ * ]. No settlement, compromise or other disposition of any such action which compromises Tularik's rights under this Agreement shall be entered into without Tularik's prior consent, which shall not be unreasonably withheld. In the event Taisho fails to institute an infringement suit or take other reasonable action in the Tularik Territory to protect such relevant Taisho Patent or Program Patent owned solely by Taisho, Tularik shall have the right, but not the obligation, within [ * ] of notification to Taisho of such alleged infringement, to institute such suit or take other appropriate action at its own expense in the name of Taisho or Tularik, or both. [ * ]. In such event, Taisho shall cooperate reasonably with Tularik. Any recovery obtained by Tularik as a result of such proceeding, by settlement or otherwise, shall be disbursed as follows: [ * ].

          (iii) No settlement, compromise or other disposition of any such proceeding which concerns the validity of any Patent or Program Patent shall be entered into without the Patent or Program Patent owner's prior consent, which shall not be unreasonably withheld.

          (c) Jointly Owned Patents. In the event that the parties become aware of any alleged or threatened infringement of the jointly owned Program Patents in either party's Territory, the party in whose Territory the infringement is occurring shall have the right, but not the obligation, to bring, at such party's expense, an appropriate action against any person or entity directly or contributorily infringing such jointly owned Program Patent. In such event, the other party hereby agrees to cooperate reasonably with the party bringing such action in any such efforts, including, if required to bring such action, the furnishing of a power-of-attorney. In the event the party in whose Territory the infringement is occurring fails to institute an infringement

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange pursuant to Rule 406 of the Securities Act of 1933, as amended.

suit or take other reasonable action to protect the relevant Program Patent, the other party shall have the right, upon [ * ] of notification of the party in whose Territory the infringement is occurring, to institute such suit or take other appropriate action at its own expense in its own name, the joint owner's name, or both. In such event, the party not bringing such action hereby agrees to cooperate reasonably with the party bringing such action in any such effort, including if required to bring such action, the furnishing of a power-of-attorney. Regardless of which party brings the action, any recovery obtained by settlement or otherwise shall be disbursed as follows: [ * ].

     6.6  Infringement of Third Party Rights.

          (a) Joint Strategy. In the event that any Product manufactured or sold hereunder becomes the subject of a claim for patent, copyright or other proprietary right infringement anywhere in the world, and irrespective of whether Taisho or Tularik is charged with said infringement, and the venue of such claim, the parties shall promptly confer to discuss the claim.

          (b) Defense. The party responsible for marketing the Product which is the subject of the infringement claim shall have the right, but not the obligation, to assume the primary responsibility for the conduct of the defense of any such claim. If the party responsible for marketing the Product decides not to assume responsibility for the conduct of the defense, the other party shall have the right, but not the obligation, to conduct the defense of the claim. The party which decides to assume responsibility for such defense shall bear all costs for the conduct thereof. In such event, the other party shall have the right, but not the obligation, to participate in any such suit, at its sole option and at its own expense. Each party shall reasonably cooperate with the party conducting the defense of the claim, including if required to conduct such defense, furnishing a power-of-attorney. Neither party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent, which consent shall not be unreasonably withheld. In no event shall the party not conducting the defense of the claim engage in conduct or make any express or implied representation which may detrimentally affect such defense.


                                  Article 7.

                       Term And Termination Of Agreement

     7.1 Term. This Agreement shall expire on the later of (i) the expiration date of the last to expire patent licensed from Taisho to Tularik pursuant to
Section 3.3(a) and (ii) the expiration date of the last to expire royalty obligation contained herein. Notwithstanding the foregoing, if the Research Program is terminated prior to the completion of its full five (5) year term, this Agreement shall terminate upon the date on which the Research Program is terminated.

     7.2 Extensions. The parties may extend the term of this Agreement or of the Research Program on the written agreement of the parties. If the Research Program expires after the full five (5) year term thereof, Taisho and Tularik shall mutually determine whether this Agreement should

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

survive or terminate following such expiration based upon an evaluation of the promise of Compounds identified during such term.

     7.3 Termination for Material Breach. Either party may, in its sole discretion, terminate this Agreement, effective after the grace periods described below, by giving notice of such termination to the other party, if the other party fails to comply with any material obligation of this Agreement, including failure to make any royalty payment when due and payable hereunder (except payment of amounts that are under bona fide dispute) and the breaching party fails to cure such breach within sixty (60) days after written notice thereof by the non-breaching party or twenty (20) days if the breach shall be the breaching party's failure to make any undisputed royalty payment, unless otherwise specified in this Agreement. All licenses granted to the non-breaching party under this Agreement shall not be affected by termination for material breach. All licenses granted to the breaching party under this Agreement shall automatically terminate upon termination under this Section 7.3.

     7.4 Insolvency or Bankruptcy. Either party may terminate this Agreement effective immediately and without liability upon written notice to the other party if the other party (a) becomes insolvent or declares bankruptcy, (b) becomes the subject of any proceedings seeking relief, reorganization, or rearrangement under any laws relating to insolvency, (c) makes an assignment for the benefit of creditors, (d) commences the liquidation, dissolution, or winding up of its business. To the extent legally possible, all licenses granted to the non-breaching party shall not be affected by any termination of this Agreement under this Section 7.4. All licenses granted to the breaching party under this Agreement shall automatically terminate upon termination under this Section 7.4.

     7.5 Accrued Rights, Surviving Obligations. Termination of this Agreement shall not affect any accrued rights and obligations of either party.


                                  Article 8.

                                  Indemnity

     8.1 Product Liability Indemnity by Taisho. Taisho shall defend, indemnify and hold Tularik harmless from and against all claims and expenses, including reasonable attorneys' fees, arising out of the death of or bodily injury to any person or persons resulting from the manufacture or marketing of Products by Taisho and its sublicensees (other than the manufacture or marketing of Products by Tularik or its sublicensees); provided that (i) Tularik provides Taisho prompt notice of any such claim, (ii) Taisho shall not be obligated to indemnify Tularik for any loss in connection with any settlement unless Taisho consents in writing to such settlement and (iii) Taisho shall have the exclusive right to defend any such claim.

     8.2 Product Liability Indemnity by Tularik. Tularik shall defend, indemnify and hold Taisho harmless from and against all claims and expenses, including reasonable attorneys' fees, arising out of the death of or bodily injury to any person or persons resulting from the manufacture or marketing of Products by Tularik and its sublicensees (other than the manufacture or marketing of Products by Taisho or its sublicensees); provided that (i) Taisho provides Tularik prompt notice of any such claim, (ii) Tularik shall not be obligated to indemnify Taisho for any loss in connection with any settlement unless Tularik consents in writing to such settlement and (iii) Tularik shall have the exclusive right to defend any such claim.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Article 9.

                        Representations And Warranties

     9.1 Taisho Representations, Warranties and Indemnities. Taisho represents warrants the following:

          (a) Corporate Authority. Taisho is a corporation duly organized, validly existing and in good standing under the laws of Japan, has the power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement, and the performance of its obligations hereunder.

          (b) Binding Obligation. This Agreement is the valid and legally binding obligation of Taisho in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

          (c) No Conflicts. The execution, delivery and performance by Taisho of this Agreement, and each other agreement, document, or instrument now or hereafter executed and delivered by Taisho pursuant thereto or in connection herewith will not: (i) conflict with or violate the articles of incorporation or by-laws of Taisho or any provision of any law, rule, regulation, authorization or judgement of any governmental authority having applicability to Taisho or its actions; or (ii) conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Taisho is a party or by which any of its property is bound.

          (d) Ownership and Right to Sublicense. Taisho owns (or upon their creation will own) or has a right to sublicense the Taisho Patents and Taisho Know-How and all intellectual property rights with respect thereto and has (or will have) the right and power to grant the rights granted to Tularik under this Agreement.

          (e) Independent Work. Except for the Taisho Patents and Taisho Know-How licensed to Taisho with a right of sublicense, the Taisho Patents and Taisho Know-How have been (or upon their creation will have been) independently created by Taisho's employees, agents and consultants. Use of the Taisho Patents and Taisho Know-How by Tularik as contemplated herein will not depend on the acquisition of rights from any third party.

          (f)  [ * ].

          (g) Agreements with Employees and Consultants. Taisho has and will maintain with all Taisho employees, agents and consultants, written agreements sufficient to enable Taisho to perform its obligations under this Agreement, whenever Taisho thinks it is necessary.

     9.2 Tularik Representations, Warranties and Indemnities. Tularik represents and warrants the following:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          (a) Corporate Authority. Tularik is a corporation duly organized, validly existing and in good standing under the laws of the state of California, has the power and authority, corporate and otherwise, to execute and deliver this Agreement, and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement, and the performance of its obligations hereunder.

          (b) Binding Obligation. This Agreement is the valid and legally binding obligation of Tularik in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

          (c) No Conflicts. The execution, delivery and performance by Tularik of this Agreement, and each other agreement, document, or instrument now or hereafter executed and delivered by Tularik pursuant thereto or in connection herewith will not: (i) conflict with or violate the articles of incorporation or by-laws of Tularik or any provision of any law, rule, regulation, authorization or judgement of any governmental authority having applicability to Tularik or its actions; or (ii) conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Tularik is a party or by which any of its property is bound.

          (d) Ownership and Right to Sublicense. Tularik owns (or upon their creation will own) or has a right to sublicense the Tularik Patents and Tularik Know-How and all intellectual property rights with respect thereto and has (or will have) the right and power to grant the rights granted to Taisho under this Agreement.

          (e) Independent Work. Except for the Tularik Patents and Tularik Know-How licensed to Tularik with a right of sublicense, the Tularik Patents and Tularik Know-How have been (or upon their creation will have been) independently created by Tularik's employees, agents and consultants. Use of the Tularik Patents and Tularik Know-How by Taisho as contemplated herein will not depend on the acquisition of rights from any third party.

          (f)  [ * ].

          (g) Agreements with Employees and Consultants. Tularik has and will maintain with all Tularik employees, agents and consultants, written agreements sufficient to enable Tularik to perform its obligations under this Agreement, whenever Tularik thinks it is necessary.


                                  Article 10.

                          Import And Export Controls

     10.1 United States Laws. The parties understand and acknowledge that each of them is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Taisho or Tularik to provide access to or license any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

technology pursuant to this Agreement, as well as any technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the Jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor or interim controlling legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Both parties also agree to comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from any payments to third parties which would cause Taisho or Tularik to violate the Act. At Taisho's request and expense, Tularik shall advise Taisho regarding compliance with the Act.

     10.2 Non-United States Laws. Taisho and Tularik shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all non-United States laws, ordinances, rules, regulations and the like of all governmental units or agencies within any territory having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such non-United States laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.


                                  Article 11.

                           Limitations Of Liability

NEITHER TULARIK NOR TAISHO WILL BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY SPECIAL INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, UNDER ANY CAUSE OF ACTION AND EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE, ARISING OUT OF THIS AGREEMENT OR BY REASON OF BREACH OF THIS AGREEMENT. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN.


                                  Article 12.

                           Miscellaneous Provisions

     12.1 Waiver. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

     12.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that neither party shall assign any of its rights and obligations hereunder except as incident to the merger, consolidations, reorganization, or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     12.3 Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

     In the case of Tularik:     Tularik Inc.
                                 270 E. Grand Ave.
                                 S. San Francisco, CA 94080
                                 Fax:(415) 615-4222
                                 Attention: President

     In the case of Taisho:

                                 Taisho Pharmaceutical Co., Ltd.,
                                 24-1, Takata 3-chome
                                 Toshimaku, Tokyo, 171 Japan
                                 Attention: Executive Vice President

Either party may change its address for communications by a notice to the other party in accordance with this section.

     12.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.5 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

     12.6 Construction of Agreement and Choice of Law, Jurisdiction and Venue. This agreement and its terms and conditions shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions and also excluding the United Nations Convention on Contracts for International Sale of Goods. The official text of this Agreement and any notices given or accounts or statements required hereby shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language. All disputes which may arise between the parties hereto in relation to the interpretation or administration of this Agreement shall be first referred to the Research Committee for resolution. Any disputes which the Research Committee shall be unable to resolve with a reasonable period of time shall be resolved by the agreement of the Chief Executive Officers of the respective parties or their delegates. Any disputes which cannot be resolved in this manner shall be finally resolved in the courts in San Francisco, California if the action is taken by Taisho and in the courts in Tokyo, Japan if the action is taken by Tularik.

     12.7 Force Majeure. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     12.8 Independent Contractors. In making and performing this Agreement, Taisho and Tularik act and shall act all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Tularik and Taisho. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party.

     12.9 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     12.10 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     12.11 Entire Agreement. This Agreement, and any and all Exhibits referred to herein, embodies the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, including without limitation the secrecy agreement between the parties dated December 2, 1994 and the Letter of Intent dated March 24, 1995.

     In Witness Whereof, both Taisho and Tularik have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the day and year hereinabove written.

Tularik Inc.                            Taisho Pharmaceutical Co., Ltd.



By:    /s/ David V. Goeddel             By:    /s/ Akira Ohira
   -----------------------                 -------------------
       David V. Goeddel                        Akira Ohira
Title: President and                    Title: Executive Vice President
       Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   EXHIBIT A

                               Research Program

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   EXHIBIT B

                                Tularik Assays

[ * ]

[ * ]

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   EXHIBIT C

                         Initial Annual Research Plan

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.